Sub-Item 77Q1(a): Copies of Material Amendments to the Trust’s Declaration of Trust or By-laws

Amendment No. 22 dated August 14, 2014 to the Agreement and Declaration of Trust dated September 16, 1997 is incorporated herein by reference to Exhibit (a)(23) to Post-Effective Amendment No. 55 to the Registrant’s registration statement on Form N-1A filed with the Securities and Exchange Commission on August 21, 2014 (Accession No. 0001193125-14-316856).

Amendment No. 23 dated October 16, 2014 to the Agreement and Declaration of Trust dated September 16, 1997 is incorporated herein by reference to Exhibit (a)(24) to Post-Effective Amendment No. 58 to the Registrant’s registration statement on Form N-1A filed with the Securities and Exchange Commission on February 5, 2015 (Accession No. 0001193125-15-033918).

Amended and Restated By-Laws dated October 16, 2014 are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 58 to the Registrant’s registration statement on Form N-1A filed with the Securities and Exchange Commission on February 5, 2015 (Accession No. 0001193125-15-033918).